THE OPTION GRANTED PURSUANT TO THIS AGREEMENT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS OPTION (COLLECTIVELY, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS (“BLUE SKY LAWS”). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT AND AS REQUIRED BY BLUE SKY LAWS IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND BLUE SKY LAWS.

G8WAVE, INC.

2006 STOCK OPTION AND PURCHASE PLAN:

STOCK OPTION AGREEMENT

SECTION 1. GRANT OF OPTION.

(a) Option. On the terms and conditions set forth in the 2006 Stock Option and Purchase Plan (the “Plan”) of G8Wave, Inc., a Delaware corporation (the “Company”), and this Stock Option Agreement (this “Agreement”), the Company grants to Les Bider (the “Optionee”) on August 1, 2006 (the “Date of Grant”) the option to purchase One Hundred Sixty Six Thousand Seven Hundred and Twenty Five (166,725) Shares of the Company at the exercise price of $0.10 (the “Exercise Price”) per Share. This Option is intended to be an Incentive Stock Option.

(b) Defined Terms. This Option is granted pursuant to the Plan, a copy of which is attached to this Agreement. The Optionee hereby acknowledges having received and reviewed, and understands the Plan. The provisions of the Plan are incorporated into this Agreement by this reference. Capitalized terms not otherwise defined in this Agreement are defined in Section 14 of the Plan.

SECTION 2. RIGHT TO EXERCISE.

(a) Exercisability and Vesting. Subject to the terms and conditions set forth in this Agreement and the Plan, this Option shall become exercisable and vest as follows: 16.6% of the Shares exercisable under this Option shall vest as of the Date of Grant, an additional 8.4% of the Shares shall vest on the sixth (6th) month anniversary of the Date of Grant, and an additional 1/12 of the remaining Shares shall vest on the last day of each three month period thereafter. Subject to the foregoing, this Option may be exercised for vested Shares in whole or part at any time prior to its expiration.

(b) Stockholder Approval. Any other provision of this Agreement notwithstanding, no portion of this Option shall be exercisable at any time prior to the approval of the Plan by the Company's stockholders.

SECTION 3. EXERCISE PROCEDURES.

(a) Notice of Exercise; Payment. The Optionee or the Optionee's representative may exercise this Option by giving written notice of his or her election to exercise this Option (in substantially the form of Notice of Stock Option Exercise attached to this Agreement) to the Company, along with payment in cash for the full amount of the Exercise Price; provided, however, that at the time of exercise, the Company, in its sole discretion, may permit another form of payment referenced in Section 7 of the Plan.

(b) Issuance of Shares; Escrow of Certificates. After receiving a properly completed Notice of Stock Option Exercise, the Company shall cause to be issued the Shares as to which this Option has been exercised, registered in the name of the person exercising this Option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). The Optionee hereby acknowledges and agrees that the certificates representing the Shares issued upon exercise of this Option shall be held by the Company in escrow in accordance with Section 11(c) of the Plan.

(c) Withholding Taxes. As a condition to the exercise of this Option, the Optionee shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the vesting or the disposition of Shares acquired by exercising this Option.

SECTION 4. MISCELLANEOUS PROVISIONS.

(a) Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon receipt. Such notice shall be given by personal delivery or by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company.

(b) Entire Agreement. This Agreement and the Plan constitute the entire contract between the parties to this Agreement with regard to the subject matter of this Agreement. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter of this Agreement.

(c) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware as such laws are applied to contracts entered into and performed in such State.

[REMAINDER OF PAGE LEFT BLANK - SIGNATURE PAGE FOLLOWS]

By the Optionee’s signature and the signature of the Company’s representative below, the Optionee and the Company agree that this Option is granted under, and governed by, the terms and conditions of this Agreement and the Plan, a copy of which is attached to, and made a part of, this Agreement.

OPTIONEE:		COMPANY:

LES BIDER		G8WAVE, INC.

By:	/s/ Les Bider	By:	/s/ Habib Khoury
Name: Habib Khoury Its: President

Consent of Spouse

I, the spouse of the above-named Optionee, acknowledge and agree that I have read, understand and am bound by the terms of this Agreement and the Plan as to any and all interests I may have in this Option or the Shares acquired by my spouse under this Option.

Print Name

Attachments:        (1) 2006 Stock Option and Purchase Plan
(2) Form of Notice of Stock Option Exercise